Exhibit 99.1

Metsera Reports Positive Phase 2b Results for First- and Best-in-Class Ultra-long Acting

GLP-1 RA Candidate MET-097i, Enabling Rapid Transition into Phase 3

Placebo-subtracted mean weight loss up to 14.1% after 28 weeks with no plateau

Potential for best-in-class tolerability with minimal diarrhea signal, 13% nausea, and 11% vomiting

High study and treatment retention in both VESPER-1 and VESPER-3 trials

Data support Phase 3 initiation in late 2025

NEW YORK, September 29, 2025 – Metsera, Inc. (Nasdaq: MTSR), today announced positive topline data from VESPER-1 and positive data from a planned interim analysis for tolerability of VESPER-3 – two Phase 2b trials of MET-097i, a first-in-class fully biased, ultra-long acting GLP-1 receptor agonist (RA) with potential for monthly dosing. In VESPER-1, MET-097i demonstrated mean placebo-subtracted weight loss of up to 14.1% after 28 weekly doses. MET-097i demonstrated potentially class-leading tolerability in both trials. At the highest evaluated dose in VESPER-3, there was minimal diarrhea signal and a risk difference from placebo of 13% nausea and 11% vomiting at 12 weeks after two titration steps.

“These excellent results confirm the potential of MET-097i as a first- and best-in-class ultra-long acting nutrient-stimulated hormone analog, delivering competitive efficacy with category-leading scalability, tolerability, and convenience,” said Steve Marso, M.D., Chief Medical Officer of Metsera. “As a fully biased mono-agonist, MET-097i achieved dual-agonist-like weight loss of 14.1% at 28 weeks in VESPER-1, with only 2.9% study discontinuation. In VESPER-3, with two titration steps to the highest dose evaluated, we saw potentially class-leading tolerability with a placebo-like frequency of diarrhea, and a risk difference from placebo of 13% for nausea, and 11% for vomiting. Based on these data, MET-097i is advancing into Phase 3 clinical trials, accelerating its development as the foundational peptide for Metsera’s combination, oral, and prodrug programs.”

The randomized, placebo-controlled, double-blind VESPER-1 and VESPER-3 Phase 2b trials include populations with overweight or obesity without type 2 diabetes. In VESPER-1, MET-097i was evaluated in 239 participants with doses ranging from 0.4 mg to 1.2 mg, administered once weekly over 28 weeks without titration, with an ongoing study extension that includes less frequent dosing options. VESPER-3 is an ongoing trial with 268 subjects enrolled, designed to evaluate the efficacy and tolerability of multiple monthly doses of MET-097i for 28 weeks. It includes a pre-specified interim analysis after 12 weekly doses to assess the tolerability of various dose escalation strategies. The study populations are representative of a typical Phase 3 chronic weight management trial, with an approximate BMI in both studies of 36 and approximately two thirds female participants.

Topline results from these Phase 2b trials include:

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Body weight loss up to 14.1% in VESPER-1. Body weight loss in VESPER-1 was dose-dependent, ranging up to a placebo-subtracted mean of 14.1% at 28 weeks at the 1.2 mg dose level, with individual responses as high as 26.5%. An exploratory analysis at the end of the weekly dosing phase of the study extension of VESPER-1 at 36 weeks demonstrated substantial continued weight loss, highlighting that no plateau had been reached. As VESPER-3 is ongoing, weight loss is not reported.

Placebo-subtracted least-squares mean percent reduction in body weight from baseline after 28 weeks in VESPER-1, % (95% CI):

MET-097i
	0.4 mg N = 54	0.6 mg N = 54	0.9 mg N = 53	1.2 mg N = 54
Placebo-subtracted weight loss	8.1 (5.6, 10.6)	10.0 (7.6, 12.5)	13.0 (10.5, 15.5)	14.1 (11.6, 16.7)

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Class-leading tolerability results. MET-097i demonstrated placebo-like tolerability at a starting dose of 0.4 mg across multiple arms in both trials, and the potential for class-leading tolerability with one- or two-step titration. In the VESPER-3 trial arm that titrated from 0.4 mg to 0.8 mg to 1.2 mg over 12 weeks, there was minimal diarrhea signal, a 13% risk difference from placebo for nausea, and 11% for vomiting.

Risk difference from placebo for gastrointestinal adverse events in VESPER-3, % (95% CI)1:

MET-097i Risk Difference from Placebo
	0.4 /0.8 mg N = 54	0.4 /0.8 /1.2 mg N = 54	0.6 /1.2 mg N = 53	0.8 mg N = 54
Nausea	14.6 (0.1, 29.1)	12.8 (-1.5, 27.0)	18.9 (3.9, 33.9)	23.9 (8.5, 39.2)
Vomiting	9.2 (0.1, 18.4)	11.1 (1.4, 20.8)	17.0 (5.8, 28.1)	14.8 (4.2, 25.4)
Diarrhea	11.0 (-0.7, 22.7)	-0.1 (-8.8, 8.6)	3.8 (-6.3, 13.8)	-0.1 (-8.8, 8.6)

1 Placebo (N = 53): Nausea: 6 (11.3%), Vomiting: 1 (1.9%), Diarrhea: 3 (5.7%)

The tolerability profile of higher doses MET-097i without titration in VESPER-1 was similar to that reported for approved agents that use prolonged titration regimens, with dose-dependent risk difference for nausea ranging from 4% to 23%, for vomiting from 4% to 15%, and for diarrhea from 0% to 13%.

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High participant retention. VESPER-1 had 2.9% total study discontinuation, with only two of 239 participants discontinuing treatment due to adverse events. VESPER-3 is ongoing, with high participant retention to date.

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Phase 3 dosing confirmed. Clear dose-response on weight loss in VESPER-1 and incremental benefit on tolerability of one- or two-step titration in VESPER-3 enabled Metsera to select final Phase 3 dosing regimens for titration and maintenance, and confirm MET-097i as the most scalable nutrient-stimulated hormone (NuSH) analog in development, with equivalent weight loss to market leaders at a 5- to 10-fold lower dose and substantially fewer titration steps. Dose and exposure-response models informed by these trial results give Metsera a high degree of confidence that doses of MET-097i could match or exceed the performance of tirzepatide 15 mg at steady state.

“The efficacy and tolerability of MET-097i in this trial are remarkable. Combined with the potential for monthly dosing and simplified titration, it creates a compelling potential case for broad and sustainable application in the millions of people who need NuSH therapies,” said Professor John B. Buse, M.D., Ph.D., Verne S. Caviness Distinguished Professor of Medicine at UNC School of Medicine and Director of the UNC Diabetes Care Center. “To move the needle in the future obesity treatment landscape, a NuSH analog candidate must meet or exceed the already high efficacy and tolerability bar set by tirzepatide, while further improving convenience and scalability. MET-097i is the first NuSH analog in late-stage clinical development that I am aware of that is on track to meet these criteria.”

Next Steps

Based on these positive topline data, Metsera is on track to initiate a global Phase 3 program in late 2025.

Additional Phase 2b trials are ongoing to characterize the monthly profile of MET-097i for long-term maintenance and in populations with type 2 diabetes mellitus (T2DM):

•	VESPER-1 study extension exploring a range of less frequent dosing options for continued induction and maintenance of weight loss

•	VESPER-2 is ongoing to assess MET-097i in participants with T2DM, with topline data expected in early 2026

•	VESPER-3 is ongoing to assess monthly dosing of MET-097i, with topline data at the primary endpoint at 28-weeks expected by year-end 2025 or in early 2026

MET-097i is the foundational incretin backbone of four additional clinical programs:

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MET-233/097, a first-in-category monthly multi-NuSH combination with MET-233i, an ultra-long acting amylin agonist, is in ongoing 12-week Phase 1/2a trials with topline data expected at year-end 2025 or in early 2026

•	MET-034/097, a combination with MET-034i, an ultra-long acting GIP receptor agonist, is initiating Phase 1 clinical studies

•	MET-097o, an oral form of MET-097, is currently being evaluated in Phase 1 trials

•	MET-815, a prodrug of MET-097i designed for quarterly maintenance dosing, is in IND-enabling studies.

About MET-097i

MET-097i is a fully biased, ultra-long acting, subcutaneously injectable monthly GLP-1 RA engineered for class-leading potency, durability and combinability with other Metsera NuSH analogs, including MET-233i, an ultra-long acting monthly amylin analog candidate. Metsera is developing MET-097i via the FDA biologic pathway with the intent to pursue regulatory approval in the United States under a BLA.

About Metsera’s HALO™ peptide stabilization and lipidation platform

HALO™ is Metsera’s novel peptide stabilization and lipidation platform technology that enables peptides to bind simultaneously to albumin and to a drug target, designed to facilitate a half-life approaching that of albumin and exceeding that of other NuSH peptides. This ultra-long half-life may enable monthly dosing, improved tolerability, and improved scalability.

About Metsera, Inc.

Metsera is a clinical-stage biopharmaceutical company accelerating the next generation of medicines for obesity and metabolic diseases. Metsera is advancing a broad portfolio of oral and injectable incretin, non-incretin and combination therapies with potential best-in-class profiles to address multiple therapeutic targets and meet the future needs of a rapidly evolving weight loss treatment landscape. Metsera was founded in 2022 and is based in New York City. For more information, please visit us at www.metsera.com and follow us on LinkedIn and X.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including information about, among other topics, the timelines, design and results of Metsera’s clinical trials and data releases; Metsera’s product candidate pipeline and milestone events; potential benefits of treatment with Metsera’s product candidates; and anticipated market opportunity and strategy, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, Metsera’s limited operating history; Metsera’s ability to generate revenue or become profitable; Metsera’s failure to obtain additional capital when needed on acceptable terms or at all; raising additional capital may cause dilution to Metsera’s stockholders or require Metsera to relinquish rights to its technologies or product candidates; Metsera’s risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition by Pfizer Inc. (“Pfizer”) (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by Metsera stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships, including Metsera’s ability to attract and retain highly qualified management and other clinical and scientific personals; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Metsera’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or Metsera’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; risks and uncertainties related to issued or future executive orders or other new, or changes in, laws, regulations or policy; changes in tax and other laws, regulations, rates and policies; the uncertainties inherent in business and financial planning, including, without limitation, risks related to Metsera’s business and prospects, adverse developments in

Metsera’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment, tariffs and other trade policies or economies generally; future business combinations or disposals; uncertainties regarding the commercial success of Metsera’s pipeline products; risks associated with Metsera conducting clinical trials and preclinical studies outside of the United States; Metsera’s reliance on third parties to conduct clinical trials and preclinical studies and for the manufacture and shipping of its product candidates; the risk that Metsera’s product candidates are associated with side effects, adverse events or other properties or safety risks; risks associated with Metsera’s license and collaboration agreements and future strategic alliances; Metsera’s ability to obtain, maintain, defend and enforce patent or other intellectual property protection for current or future product candidates or technology; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with initial, preliminary or interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for Metsera’s pipeline products for any potential indications; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of such products; and uncertainties regarding the impact of COVID-19; and competitive developments.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Metsera described in the “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results” (in the case of Pfizer) and “Special Note regarding Forward Looking Statements” (in the case of Metsera) sections of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Metsera does not assume any obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Metsera does not give any assurance that it will achieve its expectations.

Contact:

Jono Emmett

Metsera

media@metsera.com